Exhibit 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”), dated as of May 15, 2008, amends that certain Employment Agreement (the “Employment Agreement”) made and entered into on the 9th day of October, 2001, by and between Globecomm Systems Inc., a Delaware corporation with principal offices located at 45 Oser Avenue, Hauppauge, N.Y. 11788 (the “Company”), and Andrew C. Melfi (the “Executive”).

WITNESSETH:

WHEREAS, since the Effective Date of the Employment Agreement, the Executive has been the Chief Financial Officer of the Company (all capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement); and

WHEREAS, in recognition of the ever-increasing responsibilities placed upon the Chief Financial Officer of the Company following the adoption of the Sarbanes-Oxley Act of 2002, the evolving and increasingly complex auditing standards for public companies, the extra burdens placed on the Chief Financial Officer as the Company enhances its acquisition program, and to reward past performance and provide an incentive for future performance, it is desirable to increase (i) the “Severance Period” set forth in the Employment Agreement of the Chief Financial Officer from two (2) years to three (3) years and (ii) the “Special Bonus” set forth in the Employment Agreement of the Chief Financial Officer from 200% of his Salary to 300% of his Salary.

NOW, THEREFORE, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.	Termination and Severance.

Section 10(b)(ii)(A) of the Employment Agreement is hereby deleted and replaced in full with the following:

“(ii) Subject to Section 11, if the Company terminates the Executive’s employment without Cause, or the Executive terminates his employment for Good Reason (A) the Company shall continue to pay the Executive the Salary for a three (3) year severance period commencing upon the effective date of the termination (the “Severance Period”);”

The third sentence of Section 10(g) is hereby deleted and replaced in full with the following:

“If the Executive does not provide the Company notice of resignation or non-renewal and remains employed by the Company during the year following a Change in Control, as defined below, the Executive shall be paid a one-time bonus payment of 300% of his Salary (the “Special Bonus”).”

2.	Effect of this Amendment. As amended hereby, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

EXECUTIVE
/s/ Andrew C. Melfi
Andrew C. Melfi

GLOBECOMM SYSTEMS INC.
By:	/s/ David E. Hershberg
Name:	David E. Hershberg
Title:	Chairman of the Board and Chief Executive Officer